UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, TreeHouse Foods, Inc. (the “Company” or “TreeHouse”) increased the size of its Board of Directors (the “Board”) from nine to ten members and appointed Jean Spence to the Board, effective immediately, to fill the newly created vacancy, with a term expiring at the 2020 annual meeting of the stockholders.

Ms. Spence will receive the same compensation paid to other non-employee directors of TreeHouse.

Ms. Spence, 60, an independent consultant, was formerly Executive Vice President of Research, Development & Quality at Mondelēz International, Inc.   Prior to 2012, Ms. Spence served in the same capacity at Mondelēz International, Inc.’s parent company, Kraft Foods, Inc.  She has represented the food industry on the Department of Homeland Security Advisory Council, and Kraft Foods, Inc. on the International Food Sciences Institute board.   Ms. Spence serves on the Supervisory Board of GEA Group AG and is chair of the Clarkson University Board of Trustees.  Ms. Spence earned a B.S. in Chemical Engineering from Clarkson University and a Master’s in Chemical Engineering from Manhattan College.

There is no arrangement or understanding between Ms. Spence and any other person pursuant to which Ms. Spence was selected as a director of TreeHouse.  There is no transaction in which Ms. Spence has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Spence’s appointment to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated September 4, 2018, announcing the appointment of Jean Spence to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: September 6, 2018	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant